EXHIBIT 10.13.1
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                                   $15,000,000

                           REVOLVING CREDIT AGREEMENT

                                 BY AND BETWEEN

                             FLEXCHECK HOLDINGS LLC

                                       AND

                            HOMEGOLD FINANCIAL, INC.


                          DATED AS OF JANUARY 18, 2002





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                                TABLE OF CONTENTS

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
SECTION 1.        DEFINITIONS; INTERPRETATION.....................................................................1

     Section 1.1      Definitions.................................................................................1
     Section 1.2      Interpretation..............................................................................4

SECTION 2.        THE CREDIT......................................................................................4

     Section 2.1      The Revolving Credit........................................................................4
     Section 2.2      Applicable Interest Rates...................................................................4
     Section 2.3      Minimum Borrowing Amounts...................................................................5
     Section 2.4      Borrowing Procedures........................................................................5
     Section 2.5      Payments....................................................................................5
     Section 2.6      The Note....................................................................................5
     Section 2.7      Terminations of Agreement...................................................................6

SECTION 3.        PAYMENTS........................................................................................6

     Section 3.1      Place and Application of Payments...........................................................6

SECTION 4.        THE COLLATERAL..................................................................................6

     Section 4.1      The Collateral..............................................................................6
     Section 4.2      Further Assurances..........................................................................7

SECTION 5.        REPRESENTATIONS AND WARRANTIES..................................................................7

     Section 5.1      Organization and Qualification..............................................................7
     Section 5.2      Sub Companies...............................................................................8
     Section 5.3      Corporate Authority and Validity of Obligations.............................................8
     Section 5.4      Compliance with Laws........................................................................8
     Section 5.5      No Defaults.................................................................................9

SECTION 6.        CONDITIONS PRECEDENT............................................................................9

     Section 6.1      Initial Loan................................................................................9
     Section 6.2      All Loans...................................................................................9

SECTION 7.        COVENANTS......................................................................................10

     Section 7.1      Maintenance of Business....................................................................10
     Section 7.2      Maintenance of Property....................................................................10
     Section 7.3      Taxes and Assessments......................................................................10
     Section 7.4      Insurance..................................................................................10
     Section 7.5      Financial Reports..........................................................................10
     Section 7.6      Indebtedness for Borrowed Money............................................................12
     Section 7.7      Liens......................................................................................12
     Section 7.8      Mergers, Consolidations and Sales..........................................................12
     Section 7.9      ERISA......................................................................................12
     Section 7.10     Compliance with Laws.......................................................................12
     Section 7.11     Compensation and Employment Agreements of Key Management...................................13

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     Section 7.12     Maintenance of Sub Companies...............................................................13
     Section 7.13     Change in the Nature of Business...........................................................13
     Section 7.14     Commitments................................................................................13
     Section 7.15     Dividends and Certain Other Restricted Payments............................................13
     Section 7.16     Sub Company Guaranties.....................................................................13
     Section 7.17     New Jurisdiction...........................................................................13
     Section 7.18     Audits.....................................................................................13

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES.................................................................14

     Section 8.1      Events of Default..........................................................................14
     Section 8.2      Remedies - Other Events of Default.........................................................15
     Section 8.3      Expenses...................................................................................16

SECTION 9.        MISCELLANEOUS..................................................................................16

     Section 9.1      No Waiver of Rights........................................................................16
     Section 9.2      Non-Business Day...........................................................................16
     Section 9.3      Documentary Taxes..........................................................................16
     Section 9.4      Survival of Representations................................................................16
     Section 9.5      Survival of Indemnities....................................................................16
     Section 9.6      Notices....................................................................................16
     Section 9.7      Counterparts...............................................................................17
     Section 9.8      Successors and Assigns.....................................................................17
     Section 9.9      Amendments.................................................................................18
     Section 9.10     Fees and Indemnification...................................................................18
     Section 9.11     Assignments................................................................................18
     Section 9.12     Governing Law..............................................................................19
     Section 9.13     Headings...................................................................................19
     Section 9.14     Entire Agreement...........................................................................19
     Section 9.15     Terms of Collateral Documents Not Superseded...............................................19
     Section 9.16     Construction...............................................................................19







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EXHIBITS AND SCHEDULES

Exhibit A         --        Revolving Credit Note
Exhibit B         --        Security Agreement
Exhibit C         --        Compliance Certificate

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                           REVOLVING CREDIT AGREEMENT


         THIS REVOLVING CREDIT AGREEMENT (this "Agreement") dated as of this 15th day of January, 2002 by and between HOMEGOLD FINANCIAL, INC., a South
Carolina corporation with its corporate office at 1021 Briargate Circle, Columbia, SC 29210 (said HomeGold Financial, Inc., together with any of its Affiliates and their successors and assigns being hereinafter referred to as the "Lender") and FLEXCHECK HOLDINGS LLC, a South Carolina limited liability company ("Borrower").

                                    RECITALS

         WHEREAS, the Borrower wishes to enter into this Revolving Credit Agreement with Lender pursuant to which Lender will provide Borrower with a $15 million revolving line of credit (the "Revolving Credit Loan");


         NOW THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS; INTERPRETATION

     Section 1.1 Definitions. The following terms when used herein have the following meanings:

         "Affiliate" means any Person, directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, by contract or otherwise.

         "Business Day" means any day other than a Saturday or Sunday on which banks are not authorized or required to close in Columbia, South Carolina.

         "CII Weighted Average Coupon" means the weighted average interest rate paid by Carolina Investors Inc. on its outstanding Debentures and Floating Rate Notes.

         "Code" means the Internal Revenue code of 1986, as amended, and any successor statute thereto.

         "Collateral" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Lender pursuant to the Collateral Documents.

         "Collateral Documents" means the Security Agreement and all other security agreements, financing statements and other documents as shall from time to time secure the Note or any other obligations of the Borrower hereunder or in connection herewith.


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         "Consumer  Loan"  shall mean any loan made by Borrower or a Sub Company in the course of its business, together with all documentation and collateral for such Loan.

         "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Sub Companies, are treated as a single employer under Section 414 of the Code.

         "Default" means any event or condition, the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.

         "Event of Default"  means any event or  condition  specified in Section
8.1 hereof.

         "GAAP" means generally acceptable accounting principles as in effect from time to time, applied by the Borrower as a basis consistent with the preparation of the Borrower's most recent financial statements furnished to the Lender pursuant to Section 7.5 hereof.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or becomes liable for the payment of such indebtedness, (iv) all capitalized lease obligations of such Person and
(v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money in each case if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. Notwithstanding any other provision of the foregoing definition, Indebtedness for Borrowed Money shall not include (i) any liability for federal, state, local or other taxes, and (ii) any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business which are not overdue or which are being contested in good faith.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

         "Loan Documents" means this Agreement, the Note and the Collateral Documents.

         "Material Plan" is defined in Section 8.1(j) hereof.

         "Net Income" means, with reference to any period, the net income (or net loss) of the Borrower and Sub Companies for such period as computed on a consolidated basis in accordance with GAAP.

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         "Note" is defined in Section 2.6 hereof.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Note, all accrued and unpaid fees and all other obligations of the Borrower to the Lender arising under the Loan Documents, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "Operating Cash Flow" means, with reference to any period, the Net Income of the Borrower and Sub Companies plus depreciation and amortization and other non-cash expense items.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Person" means an individual,  partnership,  corporation,  association,
trust,   unincorporated  organization  or  any  other  entity  or  organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Revolving Credit" is defined in Section 2.1 hereof.

         "Security Agreement" means that certain Security Agreement of even date among the Borrower and the Lender, as the same may from time to time be amended.

         "Sub Company" means any corporation, limited liability company or other entity of which any of the outstanding voting stock or comparable equity interests (including interests as a limited partner in a limited partnership) is at the time directly or indirectly owned by any Borrower and one/or more of its Sub Companies.

         "Termination Date" shall mean June 30, 2006 or such earlier date on which this Agreement is terminated in whole pursuant to Sections 2.7 or 8.2 hereof.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of

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all Plan assets  allocable to such benefits,  all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Welfare Plan" means a "welfare plan," as defined in Section 3(1) of ERISA.

     Section 1.2 Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein are references to Columbia, South Carolina time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 2.        THE CREDIT

     Section 2.1 The Revolving Credit. Subject to the terms and conditions hereof, the Lender agrees to extend a revolving credit (the "Revolving Credit") to the Borrower in an aggregate principal amount at any one time outstanding not to exceed Fifteen Million ($15,000,000.00) Dollars, which may be advanced to the Borrower from time to time, be repaid and used again, to and including the Termination Date. The Revolving Credit will be available to the Borrower in the form of Loans (the " Loans"), it being understood that all advances and Loans hereunder shall be subject to Lender's prior review and approval.

     (a) Maturity. All Loans and all other unpaid Obligations shall mature and be payable in full by the Borrower on the Termination Date.

     (b) All Monetary Obligations are Advances. All Monetary Obligations shall be considered and treated as advances hereunder or under the other Loan Documents from the Lender to the party owing the Obligations.

     Section 2.2 Applicable Interest Rates. (a) Pre-Default Rate. Each Loan made by the Lender shall bear interest (computed on the basis of a year of 365 or 366 days as the case may be for actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum determined by adding three percent (3%) to the CII Weighted Average Coupon from time to time in effect, payable on the dates provided in Section 2.5 hereof and at maturity (whether by acceleration or otherwise).

     (b) Default Rate. If any payment (including any required prepayment) of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 365 or 366 as the case may be for actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to the sum of six percent (6%) plus the CII Weighted Average Coupon from time to time in effect.

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     Section 2.3 Minimum Borrowing Amounts.  Each Loan shall be in an amount not less than $250,000.

     Section 2.4 Borrowing Procedures. (a) Notice to the Lender. The Borrower shall give telecopy or other written notice to the Lender (which notice shall be irrevocable once given) by no later than 3:30 p.m. (Eastern Standard Time) one Business Day prior to the date of any requested Loan. Each such notice shall specify the date of the requested Loan (which shall be a Business Day) and the amount of the requested Loan. The Borrower agrees that the Lender may rely on any such notice given by any Person the Lender in good faith believes is authorized to request Loans on behalf of the Borrower without the necessity of independent investigation and, in any event, such notice shall govern if the Lender has acted in reliance thereon.

     (b) Disbursement of Loans. The Lender shall make the proceeds of each Loan available to the Borrower by crediting the same to the Borrower's account not later than the close of business on the date of such borrowing.

     Section 2.5 Payments. (a) Voluntary. The Borrower may prepay on any Business Day without premium or penalty and in whole or in part (but, if in part, then in an amount not less than $100,000) any Loans in accordance with the procedures set forth in section 3.1 below, such prepayment to be made by the payment of the principal amount to be prepaid together with accrued interest thereon and any expenses owing in connection therewith.

     (b) Mandatory. Beginning on the earlier of (i) June 30, 2004 or (ii) the first day of the month immediately following the first three (3) consecutive months in which the Borrower experiences positive Operating Cash Flow, the Borrower shall make monthly payments of interest and principal, based upon a 60-month amortization of the then outstanding amount of principal and accrued interest in level monthly installments. Any readvances to Borrower shall be added to the outstanding principal balance and the monthly mandatory payments hereunder shall be recalculated on the basis of a 60-month amortization. The entire balance of principal and interest shall be payable in full on the Termination Date.

     (c) Reborrowings. Any amount paid or prepaid on the Loans on or before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Section 2.6 The Note. (a) All Loans made to the Borrower by the Lender shall be evidenced by a Revolving Credit Note of the Borrower in the form of Exhibit A payable to the order of the Lender in the face principal amount of Fifteen Million ($15,000,000) Dollars (such Revolving Credit Note, as the same may from time to time be amended, together with any notes executed in replacement thereof are hereinafter referred to as the "Note"). Such Note shall be dated the date of issuance thereof and be payable to the order of the Lender in the principal amount of its Commitment.

     (b) The Lender shall record on its books or records or on a schedule to the Note the amount of each Loan made by it to the Borrower, and all payments of principal and interest and the principal balance from time to time outstanding thereon; provided that prior to the transfer of any Note all such amounts shall

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be recorded on a schedule to such Note.  The record  thereof,  whether  shown on such books or records of the Lender or on a schedule to any Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of the Lender to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made hereunder together with accrued interest thereon.

     Section 2.7 Terminations of Agreement. The Lender shall have the right at any time and from time to time by written notice to the Borrower to terminate in whole but not in part, this Agreement. The Borrower shall pay to the Lender all outstanding Obligations owing to Lender within thirty (30) days after any such termination.

SECTION 3.        PAYMENTS

     Section 3.1 Place and Application of Payments. All payments of principal and interest on the Loans and all payments of all other amounts payable under this Agreement shall be made by wire transfer or other immediately available funds at the place of payment to the Lender by no later than 1:00 p.m. to the deposit account of the Lender at such location as the Lender may designate to the Borrower. Any payments received after such time shall be deemed to have been received by the Lender on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without setoff or counterclaim.

     Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Note and all proceeds of Collateral received, in each instance, by the Lender after the occurrence of an Event of Default shall be applied as follows:

     (a) first to the payment of any outstanding costs and expenses incurred by the Lender in monitoring, verifying, protecting, preserving or enforcing any Liens on the Collateral or in protecting, preserving or enforcing rights hereunder or under any other Loan Document, and in any event including all costs and expenses of a character which the Borrower has agreed to pay under Sections
8.3 and 9.10 hereof;

     (b) second to the payment of any outstanding interest or other fees or amounts due hereunder, under the Note or any other Loan Document other than for principal;

     (c) third to the payment of principal owing on the Note; and

     (d) fourth to the Borrower or whomever the Lender determines may be lawfully entitled thereto.

SECTION 4.        THE COLLATERAL

     Section 4.1 The Collateral. The Note and the other Obligations of the Borrower hereunder and under the other Loan Documents shall be secured by valid and perfected first priority Liens pursuant to Security Agreement in the form of Exhibit B in favor of the Lender on all of the Borrower's now existing and hereafter arising or acquired Consumer Loans and, in addition, the following

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Property:  Collateral for the loan shall include all the following  Property and interests in Property of Borrower and each of the Sub Companies, whether now owned or existing or hereinafter created, acquired, or arising and wheresoever located (the "Collateral"):

         (a) Accounts: All accounts, contract rights, chattel paper, customer monitoring contracts, customer maintenance contracts, instruments and documents, whether now owned or hereafter created or acquired by any Sub Company or in which any Sub Company now has or hereafter acquires any interest, including all accounts due to any Sub Company from any independent third party financing entity.

         (b) Receivables. All Consumer Loan receivables, collateral for Consumer Loans including checks and all trade and other receivables.

         (c) Equipment: All computers, machinery, apparatus, equipment, fittings, furniture, fixtures, motor vehicles, and other tangible personal Property of every kind and description, now owned or hereafter acquired, and all parts, accessories, and special tools thereto and all increases and accessions thereto and substitutions and replacements therefor.

         (d) General Intangibles: All general intangibles, whether now owned or hereafter created or acquired, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, patents, patent applications, trademarks, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, computer programs, all claims under guaranties, security interests or other security held by or granted to any Borrower to secure payment of any of the Accounts, all rights to indemnification and all other intangible property of every kind and nature (other than Accounts).

         (e) All monies and other Property of any kind, now or at any time or times hereafter, while in the possession or under the control of Lender or a bailee of Lender, together with all proceeds relating thereto.

     Section 4.2 Further Assurances. The Borrower covenants and agrees that it will comply with all terms and conditions of each of the Loan Documents and that it will, at any time, and from time to time as requested by the Lender, execute and deliver such further instruments and agreements (including but not limited to credit agreements, promissory notes, and security agreements) amending, supplementing, restating or replacing the Loan Documents and do such acts and things as the Lender may deem necessary or appropriate to protect Lender's interests.

SECTION 5.        REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lender as follows:

     Section 5.1 Organization and Qualification. FlexCheck is a limited liability company duly organized, validly existing and in good standing under the laws of the state of South Carolina, has full and adequate corporate power

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to own its Property and to carry on its business as now  conducted,  and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business conducted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary hereof.

     Section 5.2 Sub Companies. Each Sub Company is duly organized, validly existing and in good standing under the laws of South Carolina, has full and adequate power to own its Property and carry on its business as conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business as now conducted or proposed to be conducted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary. There are no outstanding commitments or other obligations of any Sub Company to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Sub Company.

     Section 5.3 Corporate Authority and Validity of Obligations. FlexCheck and each Sub Company has full right and authority to enter into the Loan Documents to make the borrowings herein provided for, to grant to the Lender the Liens described in the Collateral Documents, to issue its Note and to perform all of its obligations hereunder and under the other Loan Documents. The Loan Documents have been duly authorized, executed and delivered by FlexCheck and each Sub Company and constitute valid and binding Obligations of FlexCheck and each Sub Company enforceable in accordance with their terms, subject to bankruptcy laws and general principles of equity, and the Loan Documents do not, nor does the performance or observance by FlexCheck or any Sub Company of any of the matters or things herein or therein provided for, contravene any provision of law or any judgment, injunction, order or decree binding upon FlexCheck or any Sub Company or any charter or by-law provision of FlexCheck or any Sub Company or any covenant, indenture or agreement of or affecting FlexCheck or any Sub Company or any of their respective Properties, or result in the creation or imposition of any Lien on any Property of FlexCheck or any Sub Company except pursuant to the Loan Documents.

     Section 5.4 Compliance with Laws. FlexCheck and each Sub Company is in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of FlexCheck, or any Sub Company (including, without limitation, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations "B" and "Z", the Soldiers' and Sailors' Civil Relief Act of 1940, and any other federal, state and local laws relating to interest, usury, consumer credit, equal credit opportunity, fair credit reporting, privacy, consumer protection, false or deceptive trade practices and disclosure, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes or substances), non-compliance with which could have a material adverse effect on either (a) the financial condition, Properties, business or operations of the Borrower or any Sub Company or (b) the Collateral. Neither FlexCheck nor any Sub Company has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could have a material adverse effect on the financial condition, Properties, business or operations of FlexCheck or any Sub Company.

     Section 5.5 No Defaults. No Default or Event of Default has occurred and is continuing.

SECTION 6.        CONDITIONS PRECEDENT

         The obligation of the Lender to make any Loan or any other financial accommodation hereunder shall be subject to the following conditions precedent:

     Section 6.1 Initial Loan. Prior to the making of the initial Loan hereunder:

     (a) The Lender shall have received this Agreement, the Note and the other Loan Documents, together with any financing statements and amendments to existing financing statements requested by the Lender in connection therewith.

     (b) Each Sub Company shall have guaranteed performance and payment of all Obligations hereunder.

     Section 6.2 All Loans. As of the time of the making of each Loan:

     (a) The Lender shall have received the notice and copies of the documents required by Section 2.4 hereof.

     (b) Each of the representations and warranties of the Borrower set forth in
Section 5 hereof shall be true and correct as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;

     (c) The Borrower shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Borrowing; and

     (d) Each Sub Company shall be in full compliance with all of the terms and conditions of its guaranty of Borrower's performance hereunder.

     (e) Such Loan shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Lender.

     (f) This Agreement shall not have been terminated by Lender.

     Each request for a Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in this Section 6.2.

SECTION 7.   COVENANTS

     The Borrower agrees that, so long as any Commitment is available to or any Obligations are outstanding hereunder, except to the extent compliance in any case or cases is waived in writing by the Lender:

     Section 7.1 Maintenance of Business. The Borrower shall preserve and keep in force and effect its corporate existence and all licenses, permits and franchises necessary to the proper conduct of its business.

     Section 7.2 Maintenance of Property. The Borrower will maintain, preserve and keep its Properties in good repair, working order and condition (ordinary wear and tear excepted) and will from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

     Section 7.3 Taxes and Assessments. The Borrower will duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

     Section 7.4 Insurance. The Borrower will insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Borrower will insure such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Borrower shall in any event maintain insurance on the Collateral to the extent required by the Collateral Documents. The Borrower will upon request of the Lender furnish a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

     Section 7.5 Financial Reports. The Borrower will maintain a standard and modern system of accounting in accordance with GAAP and will furnish to the Lender and its duly authorized representatives such information (including financial statements) respecting the business and financial condition of the Borrower as the Lender may reasonably request; and without any request, will furnish to the Lender:

     (a) as soon as available, and in any event within thirty (30) days after the end of each calendar month, a copy of the consolidated and consolidating balance sheet and consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower for such period, all in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Borrower in accordance with GAAP and a report of charge-offs, recoveries and repossession of collateral with respect to Consumer Loans all in reasonable detail prepared by the Borrower, and in each case certified to by the chief executive officer of the Borrower;

     (b) as soon as available, and in any event within ninety (90) days after the close of each fiscal year of the Borrower, a copy of the consolidated and consolidating balance sheet of the Borrower as of the close of such fiscal year and the consolidated and consolidating statements of income, retained earnings and cash flows of the Borrower for such period, and accompanying notes thereto, all in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Elliott, Davis & Company or another firm of independent public accountants of recognized standing, selected by the Borrower and satisfactory to the Lender, to the effect that the financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated and consolidating financial condition of the Borrower as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

     (c) not later than ten (10) business days after receipt by the Borrower thereof, a copy of any management letters on internal accounting controls of the Borrower prepared by its independent public accountants;

     (d) not later than ten (10) business days after receipt by the Borrower thereof, a copy of any internal audit reports (with responses, when available) with respect to the Borrower prepared by its controller's office or other in-house staff accountants;

     (e) not later than ten (10) business days after receipt by the Borrower thereof, a copy of each audit made by any regulatory agency of the books and records of the Borrower;

     (f) a daily summary of Borrower's cash and liquidity in such form as Lender may reasonably require; and

     (g) within one business day after knowledge thereof shall have come to the attention of any responsible officer of the Borrower, written notice of (i) any threatened or pending litigation or governmental proceeding or labor controversy against the Borrower which involves an amount of $10,000 or more or which, if adversely determined, would have a material adverse effect on the financial condition, Properties, business or operations of the Borrower, taken as a whole, or of the occurrence of any Default or Event of Default hereunder.

     Each of the financial statements furnished to the Lender pursuant to clauses (a) and (b) of this Section shall be accompanied by a written compliance certificate in the form attached hereto as Exhibit C signed by the chief executive officer of the Borrower to the effect that to the best of the chief executive officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same.

     Section 7.6 Indebtedness for Borrowed Money. No Borrower will issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing provisions shall not restrict nor operate to prevent:

     (a) the indebtedness of the Borrower owing to the Lender hereunder;

     (b) purchase money indebtedness for equipment and capitalized lease obligations secured by Liens permitted by Section 7.7 hereof in an aggregate amount not to exceed $1,500,000 at any one time outstanding;

     (c) indebtedness of any Sub Company to FlexCheck;

     Section 7.7 Liens. The Borrower will create, incur or permit to exist any Lien of any kind on any Property owned by the Borrower; provided, however, that this Section shall not apply to nor operate to prevent:

     (a) the Liens granted in favor of the Lender by the Collateral Documents;

     (b) Liens on Property of the Borrower created solely for the purpose of securing indebtedness permitted by Section 7.6(b) hereof incurred to finance the purchase price of Equipment, provided that no such Lien shall extend to or cover other Equipment of the Borrower other than the respective Equipment so acquired, and the original principal amount of the indebtedness secured by any such Lien shall not exceed the original purchase price of such Equipment;

     Section 7.8 Mergers, Consolidations and Sales. The Borrower will be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of all or any substantial part of its Property, or in any event sell or discount (with or without recourse) any of its notes or accounts receivable other than any merger, consolidation with, or sale, transfer, lease or other disposition to FlexCheck or any Sub Company. The sale, lease, transfer or other disposition of 5% of the assets of FlexCheck or any Sub Company shall be deemed substantial for the foregoing purposes.

     Section 7.9 ERISA. The Borrower will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its Properties. The Borrower will promptly notify the Lender of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Borrower of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower with respect to any post-retirement Welfare Plan benefit.

     Section 7.10 Compliance with Laws. The Borrower will comply in all material respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to the Collateral, Properties or business operations of the Borrower. The Borrower agrees, at intervals reasonably acceptable to the Lender, to make periodic inspections of the documentation relating to consumer loans made or acquired by it to monitor compliance of the same with applicable law and to provide the Lender with the results of such inspections.

     Section 7.11 Compensation and Employment Agreements of Key Management. The Borrower shall not make any change in the compensation, provided that the compensation of persons other than Brendan R. Carpenter may be increased annually by no more than five (5%) percent, or Employment Agreement of Brendan
R. Carpenter, Everett Underwood, Ann Marie Israel or any other key management person designated by Lender without Lender's prior written consent.

     Section 7.12 Maintenance of Sub Companies. FlexCheck will not assign, sell or transfer ownership interest in a Sub Company.

     Section 7.13 Change in the Nature of Business. The Borrower will not engage in any business or activity other than payday lending.

     Section 7.14 Commitments. The Borrower shall not enter into any contract or make any commitment involving $50,000 in the aggregate or more without Lender's prior written consent other than purchases and leases of furniture and equipment for the opening of branches in the ordinary course of business.

     Section 7.15 Dividends and Certain Other Restricted Payments. Neither FlexCheck nor any Sub Company during any fiscal year shall (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock or membership interests or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock or membership interests, provided that distributions to Brendan R. Carpenter sufficient to allow him to satisfy his income tax liability on the income of FlexCheck shall be permitted. Furthermore, Brendan R. Carpenter shall be entitled to annual distributions of up to ten (10%) percent of the Operating Cash Flow for each calendar year to be paid within ninety (90) days after the end of the calendar year.

     Section 7.16 Sub Company Guaranties. No new Sub Company shall be formed without Lender's prior written consent. Upon formation, each such new Company shall execute a guaranty in form acceptable to Lender of all Obligations under this Agreement.

     Section 7.17 New Jurisdiction. The Borrower shall not commence business in any state or jurisdiction other than South Carolina, Pennsylvania, Texas, Virginia or Georgia without Lender's prior consent.

     Section 7.18  Audits.   The   Borrower   shall   provide   Lender  and  its
representatives with access to any and all books and records, Collateral and Property during normal business hours for purposes of inspection and audit.

SECTION 8.        EVENTS OF DEFAULT AND REMEDIES

     Section 8.1 Events of Default. Any one or more of the following shall constitute an Event of Default hereunder:

     (a) default in the payment when due of all or any part of the principal of or interest on any Loan (whether at the stated maturity thereof or at any other time provided for in this Agreement) or of any fee or other amount payable by the Borrower hereunder or by the Borrower under any other Loan Document; or

     (b) default in the  observance or  performance of any covenant set forth in
Section 7 hereof; or

     (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within thirty (30) days after the earlier to occur of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) the date on which written notice thereof is given to the Borrower by the Lender; or

     (d) any representation or warranty made by the Borrower herein or by the Borrower in any other Loan Document, or in any statement or certificate furnished by the Borrower pursuant hereto or thereto, or in connection with any Loan made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

     (e) any event occurs or condition exists (other than those described in clauses (a) through (d) above) which is specified as an Event of Default under any Loan Document, or any Loan Document shall for any reason not be or shall cease to be in full force and effect, or any Loan Document is declared to be null and void or the Borrower shall attempt to terminate (other than pursuant to Section 2.7 hereof) or contest in any manner the validity, binding nature or enforceability of any Loan Document; or

     (f) either (i) default shall occur under any evidence of Indebtedness for Borrowed Money issued, assumed or guaranteed by the Borrower or any Sub Company or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed
Money (whether or not such maturity is in fact accelerated) or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

     (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes in an aggregate amount in excess of $10,000 shall be entered or filed against the Borrower or any Sub Company or against any of their Property, and in each case which remains unvacated, unbonded, unstayed or unsatisfied for a period of thirty (30) days; or

     (h) any of the issued and outstanding shares of capital stock or membership interest if FlexCheck ceases at any time and for any reason (including death or incapacity) to be owned, legally and beneficially, by Brendan R. Carpenter or Brendan R. Carpenter ceases to be sole Manager and Member of FlexCheck, other than by reason of Lender's exercise of its option to acquire a membership interest in Borrower; or

     (i) Brendan R. Carpenter shall at any time and for any reason (including death or incapacity) cease to be actively involved in the day-to-day management of the Borrower; or

     (j) the Borrower or any Sub Company shall fail to pay when due an amount or amounts aggregating in excess $1,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $25,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

     (k) the Borrower or Sub Company shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(l) hereof; or

     (l) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Sub Company or any substantial part of any of their Property, or a proceeding described in Section 8.1(k)(v) shall be instituted against the Borrower and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of thirty (30) days.

     (m) default by any Sub Company under any term or condition of its guaranty of Borrower's performance hereunder.

     (n) Lender shall deem the ability of the Borrower or any Sub Company to repay the Loan to be impaired and about to be impaired by reason of losses or other material adverse conditions.

     Section 8.2 Remedies - Other Events of Default. When any Event of Default described in clauses (k) or (l) of Section 8.1 has occurred and is continuing, then the Note, including both principal and interest, and all fees, charges and other amounts payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligations of the Lender to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 8.3 Expenses. The Borrower agrees to pay to the Lender, or any other holder of the Note, all costs and expenses incurred or paid by the Lender or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the other Loan Documents.

SECTION 9. MISCELLANEOUS

     Section 9.1 No Waiver of Rights. No delay or failure on the part of the Lender or on the part of the holder or holders of the Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Lender and of the holder or holders of the Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 9.2 Non-Business Day. If any payment of principal or interest on any Loan or of any fee hereunder shall fall due on a day which is not a Business Day, interest at the rate such principal bears for the period prior to maturity or at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

     Section 9.3 Documentary Taxes. The Borrower agrees to pay any documentary, stamp or similar taxes payable in respect to this Agreement, the Note or any other Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 9.4 Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Note, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 9.5 Survival of Indemnities. All indemnities with respect to the Loans shall survive the termination of this Agreement and the payment of the Loans and the Note.

     Section 9.6 Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address or telecopier number set forth below or such other address, telecopier number or telex number as such party may hereafter specify by notice to the other, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder shall be addressed to:

                           If to the Borrower:
                           ------------------

                           FlexCheck Holdings LLC
                           33 Villa Road, Suite 300
                           Greenville, SC 29615
                           Attention: Brendan R. Carpenter
                           Telephone: (864) 918-3381
                           Telecopy:    (888) 466-8430

                           If to the Lender:
                           ----------------

                           HomeGold Financial, Inc.
                           1021 Briargate Circle, Suite B
                           Columbia, S.C. 29210
                           Attention: Ronald J. Sheppard
                           Telephone:        (803) 365-2218
                           Telecopy:         (803) 365-2598

                           HomeGold Financial, Inc.
                           1021 Briargate Circle, Suite B
                           Columbia, S.C. 29210
                           Attention: David C. Gaffney
                           Telephone:        (803) 365-2218
                           Telecopy:         (803) 365-2598

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 2 hereof shall be effective only upon receipt.

     Section 9.7 Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 9.8 Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Lender and its successors and assigns, including any subsequent holder of the Note; provided, however, that the Borrower may not assign any of its rights or obligations hereunder without the written consent of the Lender.

     Section 9.9 Amendments. Any provision of this Agreement, the Note or the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Lender.

     Section 9.10 Fees and Indemnification. (a) The Borrower agrees to pay the reasonable fees and disbursements of counsel to the Lender, in connection with the preparation and execution of this Agreement and the other Loan Documents, and any recording or filing of any of the foregoing, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to pay the Lender or any other holder of the Obligations all costs and expenses (including court costs and attorneys' fees) incurred or paid by the Lender or any other holder of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any other Loan Document or any other instrument or document delivered thereunder.

     (b) The Borrower further agrees to indemnify the Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitations, all reasonable expenses of litigation or preparation therefor whether or not the Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any other Loan Document, the Collateral transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     Section 9.11 Assignments. The Lender may, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed and, in any event, shall not be required for an assignment by Lender to one of its Affiliates) at any time assign and delegate to another financial institution or other Person (any Person to which such an assignment and delegation is to be made being herein called "Assignee") all of the Lenders' Loans provided that the Borrower shall be entitled to continue to deal solely and directly with the Lender in connection with the interests so assigned until the date when all of the following conditions shall have been satisfied:

          (i) one (1) Business Day shall have passed after written notice of such assignment and delegation (together with payment instructions, addresses and related information with respect to the Assignee) shall have been given to the Borrower; and

          (ii) the assigning Lender and the Assignee shall have executed and delivered an Assignment Agreement and furnished a copy thereof to the Borrower.

From and after the date on which the conditions described above have been met, the Assignee shall be deemed automatically to have become party hereto and shall have the rights and obligations of the Lender hereunder and the assigning Lender shall be released from its obligations hereunder. Within five Business Days after effectiveness of any assignment and delegation, the Borrower shall execute and deliver to the Assignee Lender a new Note (such Note to be in exchange for, but not in payment of, the predecessor Note held by the assigning Lender). Each such Note shall be dated the effective date of such assignment. The assigning Lender shall mark the predecessor Note "exchanged" and deliver it to the Borrower. Accrued interest on the predecessor Note shall be paid as provided in the Assignment Agreement. Within five Business Days after requested to do so, Borrower shall also execute and deliver such UCC and other Collateral assignments as may be requested by Assignee Lender on the assigning Lender.

     Section 9.12 Governing Law. This Agreement and the Note, and the rights and duties of the parties hereto and thereto, shall be construed and determined in accordance with the laws of the State of South Carolina, without regard to the internal laws thereof with respect to conflicts of law.

     Section 9.13 Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 9.14 Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

     Section 9.15 Terms of Collateral Documents Not Superseded. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.

     Section 9.16 Construction. The parties hereto acknowledge and agree that this Agreement shall not be construed more in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement.







                         {SIGNATURES ON FOLLOWING PAGE]

         Upon execution hereof by all the parties, this Agreement shall be a contract among the parties for the purposes hereinabove set forth.

                          Dated as of January 18, 2002


                            HOMEGOLD FINANCIAL, INC.

                            By:   /s/ Forrest E. Ferrell
                                  ---------------------------------------
                            Name: Forrest E. Ferrell
                            Title: President


                            FLEXCHECK HOLDINGS LLC

                            By:  /s/ Brendan R. Carpenter
                                 ---------------------------------------
                            Name: Brendan R. Carpenter
                            Title: Sole Manager

                                    EXHIBIT A

                        SECURED REVOLVING PROMISSORY NOTE













                                    Ex. A-1

                                    EXHIBIT B


                               SECURITY AGREEMENT















                                    Ex. B-1

                                    EXHIBIT C

                             COMPLIANCE CERTIFICATE


































                                    Ex. C-1